Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER 2018 RESULTS

–	Las Vegas Locals Delivers Adjusted EBITDA, Margin Growth for 14th Straight Quarter

–	Midwest & South Continues Same-Store Revenue, Adjusted EBITDA Growth

–	Company Acquires Five New Properties; Enters Missouri, Ohio, Pennsylvania

–	Company Expands Sports Betting Operations, Strikes Partnership with FanDuel Group

LAS VEGAS - OCTOBER 25, 2018 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2018.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Over the last several months we significantly bolstered our Company’s long-term growth prospects with the acquisition of five new properties in four states, further expanding our geographic reach and significantly strengthening our robust free cash flow. In addition, our recent strategic partnership with FanDuel Group puts us in strong position to take full advantage of emerging sports-betting and interactive gaming opportunities that will expand our appeal to new groups of customers nationwide."

Commenting on the Company’s operating performance, Smith added: “Positive operating trends remained firmly in place throughout our business in the third quarter. As a result of our ongoing efforts to drive marketing and operational efficiencies throughout the business, we continued to deliver same-store Adjusted EBITDA growth in both the Las Vegas Locals and Midwest and South segments. In addition, Companywide operating margins reached their highest third-quarter levels since 2005. This was yet another great quarter for our Company, and I remain confident in our future prospects as we successfully execute a well-balanced strategic plan to create long-term value for our shareholders.”

Boyd Gaming reported third-quarter revenues of $612.2 million, up 3.5% from $591.5 million in the third quarter of 2017. The Company reported net income of $11.8 million, or $0.10 per share, for the third quarter of 2018, compared to $23.2 million, or $0.20 per share, for the year-ago period. Project development, preopening and writedown expenses increased $15.6 million over the prior-year period due to acquisition and development-related activities and the launch of the Company’s redesigned player loyalty program. Interest expense increased $11.4 million, largely due to the debt incurred to fund the Company's recent acquisitions.

Total Adjusted EBITDA(1) was $148.8 million, up 5.8% from $140.5 million in the third quarter of 2017. Adjusted Earnings(1) for the third quarter 2018 were $26.7 million, or $0.23 per share, compared to Adjusted Earnings of $25.7 million, or $0.22 per share, for the same period in 2017.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, third-quarter 2018 revenues were $208.8 million versus $209.7 million in the year-ago quarter. Third-quarter 2018 Adjusted EBITDA was $60.0 million, up 6.6% from $56.3 million in the third quarter of 2017, as operating margins improved nearly 200 basis points year-over-year.

The segment delivered its 14th consecutive quarter of Adjusted EBITDA growth and margin improvement, driven by ongoing marketing and operational refinements, as well as continued strength in the regional economy. Strong operating trends continued throughout the segment, with revenues reflecting continued initiatives to drive increased profitability through refined marketing programs.

Downtown Las Vegas
In the Downtown Las Vegas segment, revenues were $59.2 million in the third quarter of 2018, up from $58.8 million in the year-ago period. Adjusted EBITDA was $11.4 million in the third quarter of 2018, compared to $11.6 million in the year-ago quarter, reflecting an increased loss of approximately $900,000 at the Company’s Hawaiian charter service due largely to higher fuel costs.

The Company's three downtown properties performed at record levels during the third quarter, due to continued strength in visitation throughout the downtown area and strong business volumes from the

Company’s Hawaiian customer base. These strong operating trends were offset by the increased charter-service loss, as well as continued disruption from nearby project development and freeway construction.

Midwest and South
In the Midwest and South segment, revenues were $344.3 million, increasing from $323.1 million in the third quarter of 2017. Adjusted EBITDA was $97.8 million, up 8.5% from $90.1 million in the year-ago period.

Results for the segment include $3.5 million in combined Adjusted EBITDA contributions from Valley Forge Casino Resort, acquired on September 17, 2018, and Lattner Entertainment, acquired on June 1, 2018.

On a same-store basis, results reflect broad-based growth in revenues and Adjusted EBITDA, as segment operating margins improved nearly 90 basis points. Segment results benefited from ongoing efficiencies in marketing and operations, as well as healthy economic conditions across the Company's regional markets.

Balance Sheet Statistics
As of September 30, 2018, Boyd Gaming had cash on hand of $441.0 million, and total debt of $3.60 billion. Cash and debt balances reflect the Company’s issuance of $700 million in 6.000% Senior Notes due 2026, completed in June 2018.

Full-Year 2018 Guidance
For the full year 2018, Boyd Gaming projects total Adjusted EBITDAR(1) of $660 million to $675 million. This projection confirms the Company's previously provided guidance, and includes the impacts of the recent acquisitions.

Conference Call Information
Boyd Gaming will host a conference call to discuss third-quarter 2018 results today, October 25, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 2917968. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or https://www.webcaster4.com/Webcast/Page/964/27969

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, October 25, beginning at 7:00 p.m. Eastern and continuing through Thursday, November 1, at 11:59 p.m. Eastern. The conference number for the replay will be 10125633. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2018	2017 (a)	2018	2017 (a)
Revenues
Gaming	$446,760	$428,852	$1,335,011	$1,309,922
Food and beverage	86,006	84,996	259,006	259,245
Room	47,984	47,600	145,330	142,284
Other	31,446	30,094	95,760	94,280
Total revenues	612,196	591,542	1,835,107	1,805,731
Operating costs and expenses
Gaming	197,435	188,044	580,461	569,597
Food and beverage	82,179	82,942	246,488	251,717
Room	22,288	21,845	64,875	64,594
Other	21,149	19,966	63,599	62,500
Selling, general and administrative	88,054	91,288	263,678	275,938
Maintenance and utilities	32,927	30,244	89,526	82,507
Depreciation and amortization	54,688	55,201	159,887	161,728
Corporate expense	25,055	19,339	74,975	63,388
Project development, preopening and writedowns	18,588	2,975	27,829	8,731
Impairments of assets	—	—	993	—
Other operating items, net	265	758	2,196	1,707
Total operating costs and expenses	542,628	512,602	1,574,507	1,542,407
Operating income	69,568	78,940	260,600	263,324
Other expense (income)
Interest income	(2,189)	(452)	(3,168)	(1,367)
Interest expense, net of amounts capitalized	54,670	43,309	143,888	129,711
Loss on early extinguishments and modifications of debt	—	319	61	853
Other, net	16	(139)	(388)	531
Total other expense, net	52,497	43,037	140,393	129,728
Income from continuing operations before income taxes	17,071	35,903	120,207	133,596
Income tax provision	(5,234)	(12,746)	(28,373)	(47,671)
Income from continuing operations, net of tax	11,837	23,157	91,834	85,925
Income from discontinued operations, net of tax	—	—	347	21,392
Net income	$11,837	$23,157	$92,181	$107,317

Basic net income per common share
Continuing operations	$0.10	$0.20	$0.81	$0.74
Discontinued operations	—	—	—	0.19
Basic net income per common share	$0.10	$0.20	$0.81	$0.93
Weighted average basic shares outstanding	114,410	114,836	114,443	115,108

Diluted net income per common share
Continuing operations	$0.10	$0.20	$0.80	$0.75
Discontinued operations	—	—	—	0.18
Diluted net income per common share	$0.10	$0.20	$0.80	$0.93
Weighted average diluted shares outstanding	115,070	115,501	115,147	115,768
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2018	2017 (a)	2018	2017 (a)
Total Revenues by Reportable Segment
Las Vegas Locals	$208,781	$209,666	$650,930	$648,580
Downtown Las Vegas	59,163	58,781	180,833	179,360
Midwest and South	344,252	323,095	1,003,344	977,791
Total revenues	$612,196	$591,542	$1,835,107	$1,805,731

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$60,021	$56,296	$201,299	$185,510
Downtown Las Vegas	11,368	11,595	38,129	37,841
Midwest and South	97,837	90,135	290,593	278,178
Property Adjusted EBITDA	169,226	158,026	530,021	501,529
Corporate expense (b)	(20,475)	(17,480)	(57,375)	(53,850)
Adjusted EBITDA	148,751	140,546	472,646	447,679

Other operating costs and expenses
Deferred rent	275	290	825	977
Depreciation and amortization	54,688	55,201	159,887	161,728
Share-based compensation expense	5,367	2,382	20,316	11,212
Project development, preopening and writedowns	18,588	2,975	27,829	8,731
Impairments of assets	—	—	993	—
Other operating items, net	265	758	2,196	1,707
Total other operating costs and expenses	79,183	61,606	212,046	184,355
Operating income	69,568	78,940	260,600	263,324
Other expense (income)
Interest income	(2,189)	(452)	(3,168)	(1,367)
Interest expense, net of amounts capitalized	54,670	43,309	143,888	129,711
Loss on early extinguishments and modifications of debt	—	319	61	853
Other, net	16	(139)	(388)	531
Total other expense, net	52,497	43,037	140,393	129,728
Income from continuing operations before income taxes	17,071	35,903	120,207	133,596
Income tax provision	(5,234)	(12,746)	(28,373)	(47,671)
Income from continuing operations, net of tax	11,837	23,157	91,834	85,925
Income from discontinued operations, net of tax	—	—	347	21,392
Net income	$11,837	$23,157	$92,181	$107,317
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.
(b) Reconciliation of corporate expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2018	2017	2018	2017
Corporate expense as reported on Condensed Consolidated Statements of Operations	$25,055	$19,339	$74,975	$63,388
Corporate share-based compensation expense	(4,580)	(1,859)	(17,600)	(9,538)
Corporate expense as reported on the above table	$20,475	$17,480	$57,375	$53,850

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2018	2017 (a)	2018	2017 (a)
Net income	$11,837	$23,157	$92,181	$107,317
Less: income from discontinued operations, net of tax	—	—	(347)	(21,392)
Income from continuing operations, net of tax	11,837	23,157	91,834	85,925
Pretax adjustments:
Project development, preopening and writedowns	18,588	2,975	27,829	8,731
Impairments of assets	—	—	993	—
Other operating items, net	265	758	2,196	1,707
Loss on early extinguishments and modifications of debt	—	319	61	853
Other, net	16	(139)	(388)	531
Total adjustments	18,869	3,913	30,691	11,822

Income tax effect for above adjustments	(4,038)	(1,387)	(6,612)	(4,267)
Adjusted earnings	$26,668	$25,683	$115,913	$93,480

Net income per share, diluted	$0.10	$0.20	$0.80	$0.93
Less: income from discontinued operations per share	—	—	—	(0.18)
Income from continuing operations per share	0.10	0.20	0.80	0.75
Pretax adjustments:
Project development, preopening and writedowns	0.16	0.02	0.24	0.08
Impairments of assets	—	—	0.01	—
Other operating items, net	—	0.01	0.02	0.01
Loss on early extinguishments and modifications of debt	—	—	—	0.01
Other, net	—	—	—	—
Total adjustments	0.16	0.03	0.27	0.10

Income tax effect for above adjustments	(0.03)	(0.01)	(0.06)	(0.04)
Adjusted earnings per share, diluted	$0.23	$0.22	$1.01	$0.81

Weighted average diluted shares outstanding	115,070	115,501	115,147	115,768
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

Non-GAAP Financial Measures
Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA and Adjusted EBITDAR
EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Following the Company’s acquisition during the fourth quarter of 2018 of properties subject to a master lease with a real estate investment trust, the Company will begin presenting Adjusted EBITDAR, which will reflect Adjusted EBITDA further adjusted for rent expense associated with the master lease.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the benefits from the Company’s recently completed acquisitions of five new properties and the strategic partnership with FanDuel Group, progress in positioning the Company to keep creating long-term shareholder value, progress towards executing on its strategic plan, and the overall direction of the Company and all of the statements under the heading “Full-Year 2018 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.76 million square feet of casino space, approximately 38,000 gaming machines, 900 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.